Millennium HealthCare Inc. Announces Acquisition of Bellringer Communications, Inc. by its ProComm Division

Acquisition will Increase ProComm's Customer Base Significantly and Provide Millennium HealthCare with Cross Selling Opportunities

GARDEN CITY, N.Y., Dec. 4, 2013 /PRNewswire/ -- Millennium HealthCare Inc. (OTC Pink: MHCC), through its wholly owned subsidiary Millennium ProComm Solutions Inc. (ProComm), announced today the acquisition of certain assets of Bellringer Communications Inc. ("Bellringer"). Bellringer is a well-established, privately held, telephone answering service owned by a security company specializing in monitoring and central service, serving Long Island and the five boroughs of New York City.

ProComm is a subsidiary of Millennium HealthCare and provides a broad range of services to physicians, hospitals, home care agencies, hospices, clinics, nursing homes and other service professionals in New York State as well as on a nationwide basis including 24-hour phone answering and inbound message taking services. This is the first acquisition made by ProComm.

ProComm has already commenced the integration of Bellringer and expects a seamless consolidation owing to similar telephony platforms utilized by both companies. The acquisition is expected to increase ProComm's customer base significantly on Long Island and in New York. This could vastly expand ProComm's future sales and networking presence in the Suffolk area, particularly with physician groups and healthcare service companies.

Colleen Sullivan, President of Millennium ProComm Solutions Inc. stated, "We view the acquisition of certain assets of Bellringer as a strategic initiative to enhance ProComm's market share and to further increase its network of healthcare professionals in the telecommunications segment. Bellringer's shared technology platform, which ideally fits into ProComm's own state-of-the-art call center, strengthens its service capabilities, allowing us to utilize our added application upgrades and service options to enhance our customer base. We are well-positioned for a solid 2014."

Dominick Sartorio, Chief Executive Officer of Millennium HealthCare Inc. commented, "We are very excited that this transaction will not only enhance ProComm's customer base and service offerings, but also present company-wide synergistic benefits through additional customers and accounts for our existing business lines by further developing and enhancing our network for products and services offered."

About Millennium HealthCare Inc.

Millennium HealthCare Inc., through its wholly owned operating subsidiaries, distributes innovative medical devices focused primarily on preventive care through early detection to primary care physician practices, physician groups and healthcare facilities. The Company also provides advanced coding & billing services and practice development & management services.

Millennium Medical Devices offers innovative, cost-effective medical devices that are FDA-approved/cleared and fully reimbursable. These devices have the ability to detect medical abnormalities early providing a positive medical outcome for patients.

The Millennium Coding & Billing segment handles medical billing services, medical diagnoses, procedure coding and ICD-10 training. Its Clinical Documentation Improvement Program Services include concurrent and retrospective CDI Reviews, DRG Validation Services and secure remote and on-site coding.

Millennium ProComm specializes in providing services in handling call processes and message management for the medical and healthcare industries, the service and trade industries, and the professional and business industries. High quality call answering and emergency dispatch services are provided with state of the art technology designed specifically to manage call, answering, messaging and paging services in a live, true call center environment.

The Millennium Vascular Management Group provides physician practice development and management services to AMB-SURG facilities and physician practices with a focus on vascular disorders.

Millennium HealthCare Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT: Kimberly Minarovich, 516-628-5500